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                                                                     Exhibit 5.1


                            SNOW BECKER KRAUSS P.C.
                                Attorneys at Law
                                605 Third Avenue
                            New York, New York 10158

                                     -----
                                 (212) 687-3860


                                                               December 10, 1997


Board of Directors
Integrated Surgical Systems, Inc.
829 West Stadium Lane
Sacramento, California 95834

Ladies and Gentlemen:

     You have requested our opinion, as counsel for Integrated Surgical Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration statement (the "Registration Statement") on Form S-3, under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an offering of 619,355 shares (the "Shares") of common stock, par value $0.01 ("Common Stock"), of the Company by the selling stockholders named in the Registration Statement.

     We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. Based upon the foregoing, it is our opinion that:

     1. The Company has been duly organized, is validly existing and in good standing under the laws of the State of Delaware.

     2. The Shares have been duly authorized and are legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration
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Integrated Surgical Systems, Inc.
December 10, 1997
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Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,

                                        /s/ Snow Becker Krauss P.C.

                                        SNOW BECKER KRAUSS P.C.